UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 25, 2011

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 25, 2011, NewStar Financial, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”), by and among NewStar Equipment Finance I, LLC as the borrower (“NEF”), the Company as the servicer and originator, Wells Fargo Bank, National Association as the lender, backup servicer and trustee, and Wells Fargo Securities, LLC as the deal agent, establishing a $75,000,000 revolving credit facility (the “Credit Facility”). Under the Credit Facility, the Company, as servicer for NEF, may draw, repay and draw again, subject to availability under a borrowing base, for a period of two years from the initial advance under the Credit Facility, which may be terminated early or extended as provided in the Note Purchase Agreement. The Credit Facility matures four years after the initial advance under the Credit Facility, subject to early termination or extension as provided in the Note Purchase Agreement. The proceeds of any borrowings under the Credit Facility may be used by NEF to acquire equipment leases originated by the Company.

Advances under the Credit Facility are priced at the London Interbank Offered Rate (“LIBOR”), plus 3.15% at closing. A borrowing base tied to the discounted present value of qualifying equipment leases governs the availability under the credit facility.

The Note Purchase Agreement provides for usual and customary events of default for asset backed credit facilities of this nature, including, but not limited to nonpayment, breach of covenants, misrepresentations and bankruptcy. Upon an occurrence of an event of default, the deal agent may foreclose upon and accelerate the maturity date of the facility.

In connection with the Credit Facility, the Company also entered into a Purchase and Sale Agreement with NEF dated January 25, 2011 (the “Purchase Agreement”). Under the terms of the Purchase Agreement, the Company will originate equipment leases and sell and transfer all rights and title to these assets to NEF. In exchange for these transfers, NEF will pay the Company a fee equal to the discounted present value of all remaining unpaid scheduled payments under the original lease.

The foregoing description is only a summary of the provisions of the Note Purchase Agreement and is qualified in its entirety by the Note Purchase Agreement and the Purchase Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Note Purchase Agreement, dated as of January 25, 2011, by and among NewStar Financial, Inc., NewStar Equipment Finance I, LLC, Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC

10.2	Purchase and Sale Agreement, dated as of January 25, 2011, between NewStar Equipment Finance I, LLC as buyer and NewStar Financial, Inc. as originator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: January 26, 2011	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Purchase Agreement dated as of January 25, 2011 by and among NewStar Financial, Inc., NewStar Equipment Finance I LLC, Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC.

10.2	Purchase and Sale Agreement dated as of January 25, 2011 between NewStar Equipment Finance I, LLC as buyer and NewStar Financial, Inc. as originator.